UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2015 (November 17, 2015)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 16, 2015, the plan administrator of the Bob Evans Farms, Inc.’s 401(k) Plan (the “Plan”) sent Bob Evans Farms, Inc. (the “Company”) the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 of a change in the investment fund structure for the Plan. The notice indicated that Plan participants and beneficiaries will be unable to direct or diversify investments in their individual accounts or to obtain a distribution from the Plan, beginning on December 17, 2015 and lasting through December 31, 2015 (the “Blackout Period”).

On November 17, 2015, the Company sent a notice of the Blackout Period (the “Blackout Period Notice”) to the members of its board of directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR of the Securities Exchange Act of 1934, informing them that they would be prohibited during the Blackout Period from purchasing or selling shares of the Company’s common stock (including derivative securities pertaining to such shares) that they acquire or have previously acquired in connection with their service or employment as a director or executive officer of the Company.

A copy of the Blackout Period Notice is attached as Exhibit 99.1 and is incorporated by reference. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period and other information regarding the Blackout Period by contacting Kevin C. O’Neil, Vice President, Associate General Counsel, and Assistant Secretary, by telephone at (614) 492-7521, by email at kevin.oneil@bobevans.com, or in writing at Bob Evans Farms, Inc., 8111 Smith’s Mill Road, New Albany, Ohio 43054.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice of Blackout Period to Directors and Executive Officers of Bob Evans Farms, Inc., dated November 17, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: November 17, 2015	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Assistant
Corporate Secretary

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